UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2019

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Waiver Agreement

On February 21, 2019, the Company entered into a waiver agreement (the “Waiver Agreement”) with the sole remaining holder of the Company’s Series C Convertible Preferred Stock (such holder, the “Series C Holder” and such stock, the “Series C Preferred Stock”). Under the Waiver Agreement, the Series C Holder waived any equity conditions failures that may have occurred in calendar years 2018 and 2019, as well as any accrued and unpaid late charges under the Certificate of Designations, Preferences and Rights of the Series C Preferred Stock (the “Series C Certificate of Designations”). The Series C Holder further waived any triggering event occurring after the date of the Waiver Agreement, as well as its right to demand, require or otherwise receive cash payments under the Series C Certificate of Designations, which waiver will terminate upon the occurrence of certain key triggering events, the occurrence of a fundamental transaction, a breach of the Waiver Agreement, or the occurrence of a bankruptcy triggering event. In addition, the Company agreed in the Waiver Agreement, pursuant to Section 8(d) of the Series C Certificate of Designations, to adjust the conversion price of the Series C Preferred Stock in connection with future conversions, such that, when the Series C Holder converts its Series C Preferred Stock into common stock, it will receive approximately 25% more shares than it would have received upon conversion prior to the execution of the Waiver Agreement and the adjustment of the conversion price. Under the Waiver Agreement, conversions of Series C Preferred Stock may occur after the March 1, 2019 maturity date.

Additionally, the Series C Holder acknowledged in the Waiver Agreement that no anti-dilution or other adjustments under the Series C Certificate of Designations will result from the exchange of the Warrant (as defined below) for shares of, or the issuance of shares of, the Company’s common stock pursuant to the Exchange Agreement (as defined below). The Company further agreed to reserve specific numbers of shares for issuance to the Series C Holder and the Series D Holders (as defined below), with such reservations to remain in place until the Company has increased its authorized shares of common stock or effected a reverse stock split.

A copy of the Waiver Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing is only a brief description of the material terms of the Waiver Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Waiver Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Exchange Agreement

On February 21, 2019, the Company also entered into an Exchange Agreement (the “Exchange Agreement”) with the holder (the “Warrant Holder”) of the Series A Warrant to Purchase Common Stock, issued by the Company on July 12, 2016 (the “Warrant”), which was exercisable for 7,680,000 shares of the Company’s common stock. Pursuant to the Exchange Agreement, the Company has agreed to issue to the Warrant Holder 6,000,000 shares of the Company’s common stock (subject to adjustment for stock dividends, stock splits, stock combinations, and other reclassifications) in exchange for the transfer of the Warrant back to the Company (the “Warrant Exchange”), in reliance on an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). Following the transfer of the Warrant back to the Company, the Warrant shall be cancelled and no further shares shall be issuable pursuant to the Warrant.

A copy of the Exchange Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The foregoing is only a brief description of the material terms of the Exchange Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Exchange Agreement that is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Consent and Waiver

On February 21, 2019, the Company entered into a Consent and Waiver (each, a “Consent and Waiver”) with each of the holders of the Company’s Series D Convertible Preferred Stock (such holders, the “Series D Holders” and such stock, the “Series D Preferred Stock”), pursuant to which the Series D Holders consented to the adjustments to the conversion price of the Series C Preferred Stock set forth in the Waiver Agreement and waived certain anti-dilution rights and conversion price adjustments under the Certificate of Designations, Preferences and Rights of the Series D Preferred Stock (the “Series D Certificate of Designations”) that may have resulted from the conversion price adjustments set forth in the Waiver Agreement. The Series D Holders further acknowledged that no anti-dilution or other adjustments under the Series D Certificate of Designations will result from the exchange of the Warrant for shares of, or the issuance of shares of, the Company’s common stock pursuant to the Exchange Agreement.

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Additionally, the parties agreed to implement new “pre-notice” procedures in connection with the notices to be given to the Series D Holders of subsequent placements (and their participation rights therein) under the Series D Certificate of Designations, and the Company agreed to reserve specific numbers of shares for issuance to the Series D Holders, with such reservations to remain in place until the Company has increased its authorized shares of common stock or effected a reverse stock split.

A copy of the form of Consent and Waiver is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference. The foregoing is only a brief description of the material terms of each Consent and Waiver, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the form of Consent and Waiver that is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

The consummation of these transactions allows the Company to focus on the execution of its business plans and initiatives, including, but not limited to, the sourcing of project financing (as previously disclosed in the Company’s Annual Report on Form 10-K) expected to close by the end of the Company’s second fiscal quarter.

Item 3.02.	Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Warrant Exchange will be completed, and the shares of common stock issued and to be issued in exchange for the Warrant will be issued, in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The following exhibits are filed with or incorporated by reference into this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Waiver Agreement, dated February 21, 2019, by and between FuelCell Energy, Inc. and the Sole Holder of Series C Convertible Preferred Stock.
10.2	Exchange Agreement, dated February 21, 2019, by and between FuelCell Energy, Inc. and the Holder of the Series A Warrant to Purchase Common Stock, issued on July 12, 2016.
10.3	Form of Consent and Waiver, dated February 21, 2019, by and between FuelCell Energy, Inc. and each Holder of Series D Convertible Preferred Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: February 21, 2019	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer and Treasurer